Exhibit 99

OTIS REPORTS SECOND QUARTER 2023 RESULTS

Delivers high-single digit organic sales growth in both segments and mid-single digit adjusted EPS growth

•2Q Net sales up 6.7% and organic sales up 9.5%. GAAP EPS up 18.4% and adjusted EPS up 7.0%
•2Q New Equipment orders down 12%; backlog flat, adjusted backlog up 5% at constant currency
•Maintenance portfolio units increased 4.2%; 2Q Mod orders up 16%, backlog up 14% at constant currency
•2Q GAAP cash flow from operations of $446 million; free cash flow of $409 million, or 109% of net income
•Otis launches UpLift program to improve operating model, with expected cost savings of $150 million within two years
•Updated full-year outlook1 with sales up 3.5 to 5.5% at actual currency, adjusted EPS of $3.45 to $3.50 and reiterating free cash flow of $1.5 to $1.55 billion. Full-year share repurchase target increased to $800 million.

FARMINGTON, Conn., July 26, 2023 – Otis Worldwide Corporation (NYSE:OTIS) reported second quarter 2023 net sales of $3.7 billion with 9.5% organic growth. GAAP diluted earnings per share (EPS) of $0.90 was up 18.4% versus the prior year and adjusted EPS increased 7.0% to $0.92.

"Otis delivered a strong second quarter, with high-single digit organic sales growth in both segments, 20 basis points of adjusted operating margin expansion and mid-single digit adjusted EPS growth, in addition to growing our maintenance portfolio over 4% for the third consecutive quarter," said Judy Marks, Chair, CEO & President. “With our strong performance in the first half, and with confidence in our strategic execution, we are raising guidance, both top and bottom line, and increasing our share repurchases." Judy continued, "Leveraging our strengths, we are pleased to announce program UpLift, which will create further scale and efficiency benefits for Otis, enhancing our position to better serve our customers, and boosting our sustainable earnings trajectory. This program takes our ability to execute to the next level – enabling our strategy and our organizational capability to deliver even more for our shareholders, as we execute on our growing backlog and Service portfolio."

Key Figures

($ millions, except per share amounts)	Quarter Ended June 30,				Six Months Ended June 30,
	2023	2022	Y/Y	Y/Y (CFX)	2023	2022	Y/Y	Y/Y (CFX)
Net sales	$3,720	$3,488	6.7%	8.8%	$7,066	$6,902	2.4%	5.6%
Adjusted net sales	$3,720	$3,454	7.7%	9.8%	$7,066	$6,814	3.7%	6.9%
Organic sales growth				9.5%				6.6%

GAAP
Operating profit	$580	$487	$93		$1,093	$1,013	$80
Operating profit margin	15.6%	14.0%	160 bps		15.5%	14.7%	80 bps
Net income	$376	$321	17.1%		$707	$632	11.9%
Earnings per share	$0.90	$0.76	18.4%		$1.70	$1.48	14.9%

Adjusted non-GAAP comparison
Operating profit	$590	$541	$49	$60	$1,108	$1,078	$30	$67
Operating profit margin	15.9%	15.7%	20 bps		15.7%	15.8%	(10) bps
Net income	$383	$365	4.9%		$718	$689	4.2%
Earnings per share	$0.92	$0.86	7.0%		$1.72	$1.62	6.2%

Second quarter net sales of $3.7 billion increased 6.7% versus the prior year with a 9.5% increase in organic sales, partially offset by a 2.1% headwind from foreign exchange.

Second quarter GAAP operating profit of $580 million increased $93 million and adjusted operating profit of $590 million increased $49 million. Excluding an $11 million impact from foreign exchange translation, operating profit increased $60 million driven by strong performance in both segments. GAAP operating profit margin expanded 160 basis points to 15.6% and adjusted operating profit margin expanded 20 basis points to 15.9%, driven by favorable segment performance and mix, partially offset by headwinds in corporate costs.

GAAP EPS of $0.90 increased 18.4% compared to prior year and adjusted EPS of $0.92 increased 7.0% as strong operational performance and a lower share count led to 12 cents of adjusted EPS growth, partially offset by foreign exchange and tax headwinds of 3 cents each.

New Equipment

	Quarter Ended June 30,				Six Months Ended June 30,
($ millions)	2023	2022	Y/Y	Y/Y (CFX)	2023	2022	Y/Y	Y/Y (CFX)
Net sales	$1,604	$1,534	4.6%	8.0%	$2,911	$2,956	(1.5)%	2.6%
Adjusted net sales	$1,604	$1,509	6.3%	9.6%	$2,911	$2,884	0.9%	5.0%
Organic sales				9.5%				4.9%

GAAP
Operating profit	$116	$99	$17		$183	$192	$(9)
Operating profit margin	7.2%	6.5%	70 bps		6.3%	6.5%	(20) bps

Adjusted non-GAAP comparison
Operating profit	$119	$113	$6	$15	$188	$206	$(18)	$(4)
Operating profit margin	7.4%	7.5%	(10) bps		6.5%	7.1%	(60) bps

In the second quarter, net sales of $1.6 billion increased 4.6% with a 9.5% increase in organic sales that was partially offset by a 3.4% headwind from foreign exchange driven by strong organic sales growth in all regions including low teens growth in Asia and high-single digit growth in EMEA and the Americas.

GAAP operating profit increased $17 million to $116 million and adjusted operating profit increased $15 million at constant currency as higher volume, favorable price, improved productivity, and commodity tailwinds were partially offset by unfavorable regional and product mix, transactional foreign exchange impact, and SG&A expense. GAAP operating profit margin expanded 70 basis points to 7.2% and adjusted operating profit margin contracted 10 basis points to 7.4%.

New Equipment orders were down 12% at constant currency with 3% growth in Asia. EMEA declined 12% and the Americas declined 32%, compared with a strong second quarter in the prior year. New equipment adjusted backlog increased 5% at constant currency versus the prior year and 3% versus the first quarter.

Service

	Quarter Ended June 30,				Six Months Ended June 30,
($ millions)	2023	2022	Y/Y	Y/Y (CFX)	2023	2022	Y/Y	Y/Y (CFX)
Net sales	$2,116	$1,954	8.3%	9.4%	$4,155	$3,946	5.3%	8.1%
Adjusted net sales	$2,116	$1,945	8.8%	9.9%	$4,155	$3,930	5.7%	8.5%
Organic sales				9.4%				7.9%

GAAP
Operating profit	$492	$435	$57		$968	$882	$86
Operating profit margin	23.3%	22.3%	100 bps		23.3%	22.4%	90 bps

Adjusted non-GAAP comparison
Operating profit	$499	$449	$50	$52	$978	$908	$70	$92
Operating profit margin	23.6%	23.1%	50 bps		23.5%	23.1%	40 bps

In the second quarter, net sales of $2.1 billion increased 8.3% with a 9.4% increase in organic sales that was partially offset by a 1.1% headwind from foreign exchange. Organic maintenance and repair sales increased 9.1% and organic modernization sales increased 10.9%.

GAAP operating profit of $492 million increased $57 million and adjusted operating profit of $499 million increased $52 million at constant currency as higher volume, favorable pricing and productivity were partially offset by annual wage inflation and higher material costs. GAAP operating profit margin expanded 100 basis points and adjusted operating profit margin expanded 50 basis points to 23.6%.

Cash flow

	Quarter Ended June 30,			Six Months Ended June 30,
($ millions)	2023	2022	Y/Y	2023	2022	Y/Y
Cash flow from operations	$446	$353	$93	$724	$857	$(133)
Free cash flow	$409	$326	$83	$662	$800	$(138)
Free cash flow conversion	109%	102%		94%	127%

Second quarter cash from operations of $446 million increased $93 million and free cash flow of $409 million increased $83 million versus prior year driven by net income and working capital, partially offset by higher capital expenditures.

2023 Outlook1
Otis is revising its full year outlook:
•Adjusted net sales of $14.0 to $14.3 billion, up 3.5 to 5.5%
•Organic sales up 4.5 to 6%
◦Organic New Equipment sales up 3 to 5%
◦Organic Service sales up 6 to 7%
•Adjusted operating profit of $2.25 to $2.28 billion, up $155 to $175 million at constant currency; up $125 to $155 million at actual currency

•Adjusted EPS of $3.45 to $3.50, up 9 to 10%; adjusted effective tax rate of 26.0 to 26.5%
•Free cash flow of $1.5 to $1.55 billion with conversion of 105 to 115% of GAAP net income
•Share repurchases of $800 million

1Note: When we provide outlook for organic sales, adjusted operating profit, adjusted effective tax rate and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures generally is not available without unreasonable effort. See “Use and Definitions of Non-GAAP Financial Measures” below for additional information.

About Otis
Otis is the world's leading elevator and escalator manufacturing, installation and service company. We move 2 billion people a day and maintain approximately 2.2 million customer units worldwide, the industry's largest maintenance portfolio. Headquartered in Connecticut, USA, Otis is 69,000 people strong, including 41,000 field professionals, all committed to meeting the diverse needs of our customers and passengers in more than 200 countries and territories worldwide. For more information, visit www.otis.com and follow us on LinkedIn, Instagram, Facebook and Twitter @OtisElevatorCo.

Use and Definitions of Non-GAAP Financial Measures
Otis Worldwide Corporation (“Otis”) reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information, but should not be considered in isolation or as substitutes for the related GAAP measures. Moreover, other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures (referenced in this press release) to the corresponding amounts prepared in accordance with GAAP appears in the attached tables. These tables provide additional information as to the items and amounts that have been excluded from the adjusted measures.

Adjusted net sales, organic sales, adjusted selling, general and administrative (“SG&A”) expense, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted diluted earnings per share (“EPS”), adjusted effective tax rate, adjusted remaining performance obligation ("RPO"), constant currency and free cash flow are non-GAAP financial measures.

Adjusted net sales represents net sales (a GAAP measure), excluding significant items of a non-recurring and/or nonoperational nature (“other significant items”).

Organic sales represents consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and other significant items. Management believes organic sales is a useful measure in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Adjusted SG&A expense represents SG&A expense (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted general corporate expenses and other represents general corporate expenses and other (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted operating profit represents income from continuing operations (a GAAP measure), excluding restructuring costs and other significant items.

Adjusted net interest expense represents net interest expense (a GAAP measure), adjusted for the impacts of non-recurring acquisition related financing costs and related net interest expense pending the completion of a transaction.

The adjusted effective tax rate represents the effective tax rate (a GAAP measure) adjusted for other significant items and the tax impact of restructuring costs and other significant items.

Adjusted net income represents net income attributable to Otis Worldwide Corporation (a GAAP measure), excluding restructuring costs and other significant items, including related tax effects. Adjusted EPS represents diluted earnings per share attributable to common shareholders (a GAAP measure), adjusted for the per share impact of restructuring and other significant items, including related tax effects.

Adjusted RPO or Adjusted Backlog represents RPO (otherwise referred to herein as backlog from time to time) (a GAAP measure) excluding other significant items.

Management believes that adjusted net sales, organic sales, adjusted SG&A, adjusted general corporate expenses and other, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted EPS, the adjusted effective tax rate and adjusted RPO are useful measures in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Additionally, GAAP financial results include the impact of changes in foreign currency exchange rates ("AFX"). We use the non-GAAP measure “at constant currency” or “CFX” to show changes in our financial results without giving effect to period-to-period currency fluctuations. Under U.S. GAAP, income statement results are translated in U.S. dollars at the average exchange rate for the period presented. Management believes that this non-GAAP measure is useful in providing period-to-period comparisons of the results of the Company’s ongoing operational performance.

Free cash flow is a non-GAAP financial measure that represents cash flow from operations (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing Otis’ ability to fund its activities, including the financing of acquisitions, debt service, repurchases of common stock and distribution of earnings to shareholders.

When we provide our expectations for adjusted net sales, organic sales, adjusted operating profit, adjusted net interest expense, adjusted net income, adjusted effective tax rate, adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures (expected diluted EPS from continuing operations, operating profit, the effective tax rate, net sales and expected cash flow from operations) generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement

This communication contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other information released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for Otis’ future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “medium-term,” “near-term,” “confident,” "goals" and other words of similar meaning in connection with a discussion of future operating or financial performance. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, dividends, share repurchases, tax rates, research & development spend, credit ratings, net indebtedness and other measures of financial performance or potential future plans, strategies or transactions, or statements that relate to climate change and our intent to achieve certain environmental, social and governance targets or goals, including operational impacts and costs associated therewith, and other statements that are not historical facts. All forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, Otis claims the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995. Such risks, uncertainties and other factors include, without limitation: (1) the effect of economic conditions in the industries and markets in which Otis and its businesses operate and any changes therein, including financial market conditions, fluctuations in commodity prices and other inflationary pressures, interest rates and foreign currency exchange rates, levels of end market demand in construction, pandemic health issues (including COVID-19 and variants thereof), natural disasters, whether as a result of climate change or otherwise, and the financial condition of Otis’ customers and suppliers; (2) the effect of changes in political conditions in the U.S. and other countries in which Otis and its businesses operate, including the effects of the ongoing conflict between Russia and Ukraine and increased tensions between the U.S. and China, on general market conditions, commodity costs, global trade policies and related sanctions and export controls, and currency exchange rates in the near term and beyond; (3) challenges in the development, production, delivery, support, performance and realization of the anticipated benefits of advanced technologies and new products and services; (4) future levels of indebtedness, capital spending and research and development spending; (5) future availability of credit and factors that may affect such availability or costs, including credit market conditions and Otis’ capital structure; (6) the timing and scope of future repurchases of Otis’ common stock ("Common Stock"), which may be suspended at any time due to various factors, including market conditions and the level of other investing activities and uses of cash; (7) fluctuations in prices and delays and disruption in delivery of materials and services from suppliers, whether as a result of COVID-19, the ongoing conflict between Russia and Ukraine or otherwise; (8) cost reduction or containment actions, restructuring costs and related savings and other consequences thereof; (9) new business and investment opportunities; (10) the outcome of legal proceedings, investigations and other contingencies; (11) pension plan assumptions and future contributions; (12) the impact of the negotiation of collective bargaining agreements and labor disputes and labor inflation in the markets in which Otis and its businesses operate globally; (13) the effect of changes in tax, environmental, regulatory (including among other things import/export) and other laws and regulations in the U.S. and other countries in which Otis and its businesses operate; (14) the ability of Otis to retain and hire key personnel; (15) the scope, nature, impact or timing of acquisition and divestiture activity, the integration of acquired businesses into existing businesses and realization of synergies and opportunities for growth and innovation and incurrence of related costs; (16) the determination by the Internal Revenue Service and other tax authorities that the distribution or certain related transactions should be treated as taxable transactions in connection with the separation (the “Separation”) of Otis and Carrier Global Corporation ("Carrier") from United Technologies Corporation (now known as Raytheon Technologies Corporation (“RTX”); and (17) our obligations and disputes that have or may hereafter arise under the agreements we entered into with RTX and Carrier in connection with the Separation. The above list of factors is not exhaustive or necessarily in order of importance. For additional information on identifying factors that may cause actual results to vary from those stated in forward-looking statements, see Otis’ registration statement on Form 10 and the reports of Otis on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time. Any forward-looking statement speaks only as of the date on which it is made, and Otis assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Otis Worldwide Corporation
Condensed Consolidated Statements of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(amounts in millions, except per share amounts)	2023	2022	2023	2022
Net Sales	$3,720	$3,488	$7,066	$6,902
Costs and Expenses:
Cost of products and services sold	2,637	2,505	4,987	4,913
Research and development	36	38	71	75
Selling, general and administrative	479	439	934	898
Total Costs and Expenses	3,152	2,982	5,992	5,886
Other income (expense), net	12	(19)	19	(3)
Operating profit	580	487	1,093	1,013
Non-service pension cost (benefit)	1	1	1	1
Interest expense (income), net	37	35	70	72
Net income before income taxes	542	451	1,022	940
Income tax expense	135	103	263	239
Net income	407	348	759	701
Less: Noncontrolling interest in subsidiaries' earnings	31	27	52	69
Net income attributable to Otis Worldwide Corporation	$376	$321	$707	$632

Earnings Per Share of Common Stock:
Basic	$0.91	$0.76	$1.71	$1.49
Diluted	$0.90	$0.76	$1.70	$1.48
Weighted Average Number of Shares Outstanding:
Basic shares	412.7	421.4	413.5	422.8
Diluted Shares	416.0	424.2	416.9	425.9

Otis Worldwide Corporation
Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Quarter Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023		2022
	Reported	Adjusted	Reported	Adjusted *
Net Sales
New Equipment	$1,604	$1,604	$1,534	$1,509
Service	2,116	2,116	1,954	1,945
Consolidated Net Sales	$3,720	$3,720	$3,488	$3,454

Operating Profit
New Equipment	$116	$119	$99	$113
Service	492	499	435	449
Segment Operating Profit	608	618	534	562
General corporate expenses and other	(28)	(28)	(47)	(21)
Consolidated Operating Profit	$580	$590	$487	$541

Segment Operating Profit Margin
New Equipment	7.2%	7.4%	6.5%	7.5%
Service	23.3%	23.6%	22.3%	23.1%
Total Operating Profit Margin	15.6%	15.9%	14.0%	15.7%

	Six Months Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023		2022
	Reported	Adjusted	Reported	Adjusted
Net Sales
New Equipment	$2,911	$2,911	$2,956	$2,884
Service	4,155	4,155	3,946	3,930
Consolidated Net Sales	$7,066	$7,066	$6,902	$6,814

Operating Profit
New Equipment	$183	$188	$192	$206
Service	968	978	882	908
Segment Operating Profit	1,151	1,166	1,074	1,114
General corporate expenses and other	(58)	(58)	(61)	(36)
Consolidated Operating Profit	$1,093	$1,108	$1,013	$1,078

Segment Operating Profit Margin
New Equipment	6.3%	6.5%	6.5%	7.1%
Service	23.3%	23.5%	22.4%	23.1%
Total Operating Profit Margin	15.5%	15.7%	14.7%	15.8%

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted Operating Profit & Operating Profit Margin

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023	2022	2023	2022

New Equipment
GAAP Net sales	$1,604	$1,534	$2,911	$2,956
Russia sales	—	(25)	—	(72)
Adjusted New Equipment Sales	$1,604	$1,509	$2,911	$2,884

GAAP Operating profit	$116	$99	183	192
Restructuring	3	12	5	16
Russia operations	—	2	—	(2)
Adjusted New Equipment Operating Profit	$119	$113	$188	$206

Reported New Equipment Operating Profit Margin	7.2%	6.5%	6.3%	6.5%
Adjusted New Equipment Operating Profit Margin	7.4%	7.5%	6.5%	7.1%

Service
GAAP Net sales	$2,116	$1,954	$4,155	$3,946
Russia sales	—	(9)	—	(16)
Adjusted Service Sales	$2,116	$1,945	$4,155	$3,930

GAAP Operating profit	$492	$435	968	882
Restructuring	7	13	10	23
Russia operations	—	1	—	3
Adjusted Service Operating Profit	$499	$449	$978	$908

Reported Service Operating Profit Margin	23.3%	22.3%	23.3%	22.4%
Adjusted Service Operating Profit Margin	23.6%	23.1%	23.5%	23.1%

General Corporate Expenses and Other
GAAP General corporate expenses and other	$(28)	$(47)	$(58)	$(61)
Russia other expense	—	8	—	6
Russia investment impairment	—	18	—	18
One-time separation costs, net and other	—	—	—	1
Adjusted General corporate expenses and other	$(28)	$(21)	$(58)	$(36)

Total Otis
GAAP Operating profit	$580	$487	$1,093	$1,013
Restructuring	10	25	15	39
Russia operations	—	11	—	7
Russia investment impairment	—	18	—	18
One-time separation costs, net and other	—	—	—	1
Adjusted Total Operating Profit	$590	$541	$1,108	$1,078

Reported Total Operating Profit Margin	15.6%	14.0%	15.5%	14.7%
Adjusted Total Operating Profit Margin	15.9%	15.7%	15.7%	15.8%

Otis Worldwide Corporation
Reconciliation of Reported (GAAP) to Adjusted (Non-GAAP) Net Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts)	2023	2022	2023	2022
Adjusted Operating Profit	$590	$541	$1,108	$1,078
Non-service pension cost (benefit)	1	1	1	1
Net interest expense [1,2]	37	35	70	68
Adjusted income from operations before income taxes	552	505	1,037	1,009
Income tax expense	135	103	263	239
Tax impact on restructuring and non-recurring items	3	9	4	11
Non-recurring tax items	—	1	—	1
Adjusted net income from operations	414	392	770	758
Noncontrolling interest	31	27	52	69
Adjusted net income attributable to Otis Worldwide Corporation	$383	$365	$718	$689

GAAP net income attributable to common shareholders	$376	$321	$707	$632
Restructuring	10	25	15	39
Zardoya Otis Tender Offer finance costs [1]	—	—	—	5
Russia operations [2]	—	11	—	6
Russia investment impairment	—	18	—	18
One-time separation costs, net and other	—	—	—	1
Tax effects of restructuring, non-recurring items and other adjustments	(3)	(9)	(4)	(11)
Non-recurring tax items	—	(1)	—	(1)
Adjusted net income attributable to common shareholders	$383	$365	$718	$689

Diluted Earnings Per Share	$0.90	$0.76	$1.70	$1.48
Impact to diluted earnings per share	0.02	0.10	0.02	0.14
Adjusted Diluted Earnings Per Share	$0.92	$0.86	$1.72	$1.62

Effective Tax Rate	24.9%	22.8%	25.7%	25.4%
Impact of adjustments on effective tax rate	0.1%	(0.4)%	—%	(0.5)%
Adjusted Effective Tax Rate	25.0%	22.4%	25.7%	24.9%

1 Otis incurred interest costs associated with financing the Zardoya Otis Tender Offer. Net interest expense for the six months ended June 30, 2022 is reflected as adjusted without those costs.

2 Net interest expense is reflected as adjusted, without $1 million of interest income from its operations in Russia in the six months ended June 30, 2022.

Otis Worldwide Corporation
Components of Changes in Net Sales

Quarter Ended June 30, 2023 Compared with Quarter Ended June 30, 2022

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	9.5%	(3.4)%	(1.5)%	4.6%
Service	9.4%	(1.1)%	—%	8.3%
Maintenance and Repair	9.1%	(1.0)%	(0.2)%	7.9%
Modernization	10.9%	(1.6)%	0.8%	10.1%
Total Net Sales	9.5%	(2.1)%	(0.7)%	6.7%

Six Months Ended June 30, 2023 Compared with Six Months Ended June 30, 2022

	Factors Contributing to Total % Change in Net Sales
	Organic	FX Translation	Acquisitions / Divestitures, net and Other	Total
New Equipment	4.9%	(4.1)%	(2.3)%	(1.5)%
Service	7.9%	(2.8)%	0.2%	5.3%
Maintenance and Repair	8.0%	(2.7)%	—%	5.3%
Modernization	7.1%	(2.7)%	0.8%	5.2%
Total Net Sales	6.6%	(3.2)%	(1.0)%	2.4%

Components of Changes in New Equipment Backlog

June 30, 2023
Y/Y Growth %
New Equipment Backlog increase at actual currency	—%
Russia	3%
Foreign exchange impact to New Equipment Backlog	2%
Adjusted New Equipment Backlog increase at constant currency	5%

Components of Changes in Modernization Backlog

June 30, 2023
Y/Y Growth %
Modernization Backlog increase at actual currency	14%
Russia	—%
Foreign exchange impact to Modernization Backlog	—%
Adjusted Modernization Backlog increase at constant currency	14%

Otis Worldwide Corporation
Reconciliation of Adjusted Operating Profit at Constant Currency

Quarter Ended June 30, 2023 Compared with Quarter Ended June 30, 2022

(dollars in millions)	2023	2022	Y/Y

New Equipment
Adjusted Operating Profit	$119	$113	$6
Impact of foreign exchange	9	—	9
Adjusted Operating Profit at constant currency	$128	$113	$15

Service
Adjusted Operating Profit	$499	$449	$50
Impact of foreign exchange	2	—	2
Adjusted Operating Profit at constant currency	$501	$449	$52

Otis Consolidated
Adjusted Operating Profit	$590	$541	$49
Impact of foreign exchange	11	—	11
Adjusted Operating Profit at constant currency	$601	$541	$60

Six Months Ended June 30, 2023 Compared with Six Months Ended June 30, 2022

(dollars in millions)	2023	2022	Y/Y

New Equipment
Adjusted Operating Profit	$188	$206	$(18)
Impact of foreign exchange	14	—	14
Adjusted Operating Profit at constant currency	$202	$206	$(4)

Service
Adjusted Operating Profit	$978	$908	$70
Impact of foreign exchange	22	—	22
Adjusted Operating Profit at constant currency	$1,000	$908	$92

Otis Consolidated
Adjusted Operating Profit	$1,108	$1,078	$30
Impact of foreign exchange	37	—	37
Adjusted Operating Profit at constant currency	$1,145	$1,078	$67

Otis Worldwide Corporation
Condensed Consolidated Balance Sheet

	June 30, 2023	December 31, 2022
(amounts in millions)	(Unaudited)
Assets
Cash and cash equivalents	$1,219	$1,189
Accounts receivable, net	3,497	3,357
Contract assets	735	664
Inventories	640	617
Other current assets	326	316
Total Current Assets	6,417	6,143
Future income tax benefits	284	285
Fixed assets, net	715	719
Operating lease right-of-use assets	438	449
Intangible assets, net	355	369
Goodwill	1,579	1,567
Other assets	347	287
Total Assets	$10,135	$9,819

Liabilities and Equity (Deficit)
Short-term borrowings and current portion of long-term debt	$746	$670
Accounts payable	1,744	1,717
Accrued liabilities	1,779	1,794
Contract liabilities	2,889	2,662
Total Current Liabilities	7,158	6,843
Long-term debt	6,117	6,098
Future pension and postretirement benefit obligations	398	392
Operating lease liabilities	308	315
Future income tax obligations	278	279
Other long-term liabilities	501	556
Total Liabilities	14,760	14,483

Redeemable noncontrolling interest	126	135
Shareholders' Equity (Deficit):
Common Stock and additional paid-in capital	183	162
Treasury Stock	(1,927)	(1,575)
Accumulated deficit	(2,419)	(2,865)
Accumulated other comprehensive income (loss)	(689)	(592)
Total Shareholders' Equity (Deficit)	(4,852)	(4,870)
Noncontrolling interest	101	71
Total Equity (Deficit)	(4,751)	(4,799)
Total Liabilities and Equity (Deficit)	$10,135	$9,819

Otis Worldwide Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2023	2022	2023	2022
Operating Activities:
Net income from operations	$407	$348	$759	$701
Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	52	49	99	97
Deferred income tax expense (benefit)	(14)	(11)	(16)	6
Stock compensation cost	19	15	34	28
Change in:
Accounts receivable, net	(218)	(53)	(204)	(104)
Contract assets and liabilities, current	(109)	(144)	154	134
Inventories	(1)	(25)	(21)	(39)
Other current assets	(26)	(56)	(38)	—
Accounts payable	261	171	43	135
Accrued liabilities	70	38	(85)	(140)
Pension contributions	(10)	(9)	(24)	(21)
Other operating activities, net	15	30	23	60
Net cash flows provided by operating activities	446	353	724	857
Investing Activities:
Capital expenditures	(37)	(27)	(62)	(57)
Acquisitions of businesses and intangible assets, net of cash	(4)	(20)	(20)	(28)
Proceeds from sale of (investments in) marketable securities, net	—	—	—	(7)
Other investing activities, net	(29)	54	(9)	82
Net cash flows used in investing activities	(70)	7	(91)	(10)
Financing Activities:
Increase (decrease) in short-term borrowings, net	89	31	57	57
Repayment of long-term debt	—	—	—	(500)
Dividends paid on Common Stock	(141)	(122)	(261)	(224)
Repurchases of Common Stock	(175)	(200)	(350)	(400)
Dividends paid to noncontrolling interest	(6)	(8)	(15)	(41)
Acquisition of Zardoya Otis shares	—	(1,802)	—	(1,802)
Other financing activities, net	(11)	(13)	(16)	(27)
Net cash flows provided by (used in) financing activities	(244)	(2,114)	(585)	(2,937)
Summary of Activity:
Net cash provided by operating activities	446	353	724	857
Net cash provided by (used in) investing activities	(70)	7	(91)	(10)
Net cash provided by (used in) financing activities	(244)	(2,114)	(585)	(2,937)
Effect of exchange rate changes on cash and cash equivalents	(26)	(59)	(16)	(122)
Net increase (decrease) in cash, cash equivalents and restricted cash	106	(1,813)	32	(2,212)
Cash, cash equivalents and restricted cash, beginning of period	1,121	3,078	1,195	3,477
Cash, cash equivalents and restricted cash, end of period	1,227	1,265	1,227	1,265
Less: Restricted cash	8	13	8	13
Less: Cash and cash equivalents in held for sale assets	—	34	—	34
Cash and cash equivalents, end of period	$1,219	$1,218	$1,219	$1,218

Otis Worldwide Corporation
Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(dollars in millions)	2023		2022

Net income attributable to common shareholders	$376		$321
Net cash flows provided by operating activities	$446		$353
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		119%		110%
Capital expenditures	(37)		(27)
Capital expenditures as a percentage of net income attributable to common shareholders		(10)%		(8)%
Free cash flow	$409		$326
Free cash flow as a percentage of net income attributable to common shareholders		109%		102%

	Six Months Ended June 30,
	(Unaudited)
(dollars in millions)	2023		2022

Net income attributable to common shareholders	$707		$632
Net cash flows provided by operating activities	$724		$857
Net cash flows provided by operating activities as a percentage of net income attributable to common shareholders		102%		136%
Capital expenditures	(62)		(57)
Capital expenditures as a percentage of net income attributable to common shareholders		(9)%		(9)%
Free cash flow	$662		$800
Free cash flow as a percentage of net income attributable to common shareholders		94%		127%